UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2010

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2010, the Board of Directors of Novavax, Inc. (the “Company”) appointed Gregory Glenn, M.D. as its Senior Vice President and Chief Scientific Officer.  Dr. Glenn commenced employment immediately on July 1, 2010.

Dr. Glenn, 56, was a founder of IOMAI Corporation (acquired by Intercell AG in 2008) and had been the company’s Chief Scientific Officer since 1997.  Dr. Glenn has been an associate in international health at Johns Hopkins University's School of Public Health since 2005 and was a clinical and basic research scientist at Walter Reed Army Institute of Research from 1992 to 1997.  He has co-authored more than 150 research publications, scientific abstracts and presentations, and successful grant applications, and holds multiple U.S., European and other international patents.

Pursuant to an agreement between the Company and Dr. Glenn dated July 1, 2010 (the “Employment Agreement”), Dr. Glenn will receive an annual base salary of $350,000.  Under the Company’s incentive bonus plan, Dr. Glenn is eligible to receive a target performance bonus of 40% of his base salary, or any other percentage deemed appropriate based upon Dr. Glenn’s and the Company’s achievement of certain specified goals, as determined by the President and CEO and the Board of Directors, or any committee thereof.  The bonus may be paid out partly in cash and partly in shares of restricted stock at the discretion of the Board of Directors.  Dr. Glenn also received a one-time signing bonus of $75,000 which is to be paid within his first thirty (30) days of employment.  On Dr. Glenn’s start date, the Company will grant him stock options to purchase 350,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on such date and 50,000 shares of restricted stock.  Dr. Glenn is also eligible for additional stock awards based upon performance, subject to the approval of the President and CEO and the Board of Directors, to participate in the Company’s benefits and insurance programs, including its Change of Control Severance Benefit Plan, and to four weeks of paid vacation.

The Employment Agreement also includes confidentiality, intellectual property assignment, and non-competition provisions. Dr. Glenn agreed not to compete with the Company for a period of twelve months following termination of his employment. If Dr. Glenn is terminated without cause or if Dr. Glenn terminates his employment for good reason, he is entitled to a lump sum payment equal to twelve months of his then effective salary.

A copy of the Employment Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.  The foregoing summary of the agreement is qualified in its entirety by reference to that agreement.

The Company issued a press release announcing the appointment of Dr. Glenn as its Chief Scientific Officer on July 6, 2010.  A copy of the release is furnished with this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

10.1	Employment Agreement between Novavax, Inc. and Gregory Glenn dated July 1, 2010.

99.1	Press Release issued by Novavax, Inc. dated July 6, 2010 announcing the appointment of Gregory Glenn as Chief Scientific Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Novavax, Inc. (Registrant)

July 6, 2010	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Director, Legal Affairs and Corporate Secretary